UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

ASHFORD HOSPITALITY TRUST, INC.
(Name of Registrant as Specified in Its Charter)

CYGNUS OPPORTUNITY FUND, LLC

CYGNUS PROPERTY FUND IV, LLC

CYGNUS PROPERTY FUND V, LLC

CYGNUS CAPITAL ADVISERS, LLC

CYGNUS GENERAL PARTNERS, LLC

CYGNUS CAPITAL REAL ESTATE ADVISORS II, LLC

CYGNUS CAPITAL, INC.

CHRISTOPHER SWANN

RICHARD BURNS

SHANNON M. JOHNSON

WILLIAM C. MILLER, JR.

RODERICK W. NEWTON II

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cygnus Capital Inc., together with the other participants named herein (collectively, “Cygnus”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of stockholders of Ashford Hospitality Trust, Inc. a Maryland corporation (the “Company”).

Item 1: On January 25, 2021, Cygnus issued the following press release:

Cygnus Capital Addresses Ashford Hospitality Trust’s Latest Attempt to Undermine Corporate Democracy

Intends to Fight AHT’s Baseless Lawsuit, Which Appears to Represent a Blatant Entrenchment Maneuver Designed to Disenfranchise Cygnus and Insulate Chairman Monty Bennett and his Boardroom Allies

Highlights the Board Appears to be Wasting AHT’s Finite Resources on Under-Handed Efforts to Harm Cygnus and Thwart a Fair, Open Election Contest

Notes Cygnus Will Not be Deterred by AHT’s Low-Road Campaign and Remains Fully Committed to Offering Stockholders the Opportunity to Vote for Board Change at the 2021 Annual Meeting

ATLANTA – JANUARY 25, 2021 – BUSINESS WIRE – Cygnus Capital, Inc. (together with its affiliates, “Cygnus” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 2.7% of the outstanding shares of common stock of Ashford Hospitality Trust, Inc. (NYSE: AHT) ("AHT" or the “Company”), including 40,000 shares of common stock underlying certain call options, and a significant portion of each of the outstanding series of preferred stock, today commented on the lawsuit filed by AHT on January 19, 2021. AHT is suing Cygnus in order to prevent the firm from nominating director candidates and running an election contest at the Company’s 2021 Annual Meeting of Stockholders (“Annual Meeting”).

As a reminder, on January 5, 2021 Cygnus announced that it has nominated five highly-qualified and independent candidates for election to AHT’s eight-member Board of Directors (the “Board”) at the Annual Meeting. Please visit www.RenovateAshford.com to learn more about the Cygnus slate and sign up for updates.

Christopher Swann, Founder and Chief Executive Officer of Cygnus, stated:

“The lawsuit filed last week by AHT is baseless and we intend on vigorously defending ourselves. This action appears to be a blatant entrenchment maneuver intended to disenfranchise Cygnus and insulate Monty Bennett and his boardroom allies, who have demonstrated a flagrant disregard for stockholders and their rights for years. We contend that the incumbent Board has irreparably impugned its credibility by once again weaponizing litigation in an attempt to silence a sizable stockholder and undermine corporate democracy.

We believe stockholders should be equally alarmed that the Board is wasting AHT’s finite resources on under-handed efforts to harm Cygnus and thwart a fair, open election contest. AHT recently took the extraordinary step of having its external legal counsel – paid for by stockholders – directly contact and seemingly harass hundreds of our limited partners, who had nothing to do with Cygnus’ decision to nominate director candidates. This followed AHT’s representatives apparently trying to intimidate our nominees, including one who ultimately resigned from our slate in early January rather than serve as its sixth member. Fortunately for stockholders, Cygnus will not allow Mr. Bennett to use scorched-earth litigation and reputational attacks as means of escaping accountability.

In our view, the need for meaningful change atop AHT has only been reinforced by the Board’s increasingly anti-stockholder agenda. AHT recently announced it intends to grant approximately 1% of its stock to its Chief Executive Officer, Rob Hays, who is one of Mr. Bennett’s long-time associates. The Company also amended its external advisory agreement to make it more difficult to terminate the Ashford Inc. arrangement that handsomely rewards the Bennett family. These moves come on the heels of seemingly perpetual dilution.

It is important to stress that Cygnus brings a long-term mindset to its public market investments. Although we have never before nominated director candidates, the dire situation at AHT has compelled us to fight for change and protect stockholders from further dilution and suffering. Cygnus will not be deterred by the incumbent Board’s low-road campaign and remains fully committed to offering stockholders the opportunity to vote for sorely-needed change at this year’s Annual Meeting. We continue to believe there is tremendous value that can ultimately be unlocked at AHT with a reconstituted and independent Board at the helm.”

About Cygnus

Cygnus is an integrated real estate investment and alternative asset management company focused on opportunistic, special situation, and distressed real estate investments. Cygnus targets long term, absolute returns for investors by applying a differentiated approach to real estate investing. By placing an emphasis on the acquisition, workout, and disposition of real estate debt assets characterized by their complexity, inefficiency, and niche qualities, Cygnus is able to target superior, absolute returns for its investors. Cygnus beneficially owns approximately (i) 2.7% of the Company’s outstanding shares of common stock, (ii) 4.6% of the Company’s outstanding 8.45% Series D Cumulative Preferred Stock, (iii) 6.2% of the Company’s outstanding 7.375% Series F Cumulative Preferred Stock, (iv) 6.9% of the Company’s outstanding 7.375% Series G Cumulative Preferred Stock, (v) 8.5% of the Company’s outstanding 7.5% Series H Cumulative Preferred Stock, and (vi) 5.5% of the Company’s outstanding 7.5% Series I Cumulative Preferred Stock.1

1 Cygnus’ ownership percentage of the different series of preferred stock was calculated without taking into effect the aggregate 952,611 shares of the different series of preferred stock purchased by the Company in private exchange agreements.

Certain Information Concerning the Participants

Cygnus, together with the participants named herein (collectively, the “Participants”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation are anticipated to be Cygnus Opportunity Fund, LLC (“Cygnus Opportunity”), Cygnus Property Fund IV, LLC (“Cygnus IV”), Cygnus Property Fund V, LLC (“Cygnus V”), Cygnus Capital Advisers, LLC (“Cygnus Capital”), Cygnus General Partners, LLC (“Cygnus GP”), Cygnus Capital Real Estate Advisors II, LLC (“Cygnus Property GP”), Cygnus Capital, Inc. (“Cygnus”), Christopher Swann, Richard Burns, Shannon M. Johnson, William C. Miller, Jr., and Roderick W. Newton II.

As of the date hereof, Cygnus Opportunity directly owned (i) 771,011 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), (ii) 8,500 shares of the Company’s 8.45% Series D Cumulative Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), (iii) 36,902 shares of the Company’s 7.375% Series F Cumulative Preferred Stock, $0.01 par value per share (the “Series F Preferred Stock”), (iv) 59,252 shares of the Company’s 7.375% Series G Cumulative Preferred Stock, $0.01 par value per share (the “Series G Preferred Stock”), (v) 31,842 shares of the Company’s 7.50% Series H Cumulative Preferred Stock, $0.01 par value per share (the “Series H Preferred Stock”), and (vi) 578 shares of the Company’s Series I Cumulative Preferred Stock, $0.01 par value per share (the “Series I Preferred Stock”). As of the date hereof, Cygnus IV directly owned (i) 40,000 shares of Common Stock, (ii) 12,000 shares of Series G Preferred Stock, and (iii) 12,000 shares of Series I Preferred Stock. As of the date hereof, Cygnus V directly owned (i) 250,112 shares of Common Stock, (ii) 75,386 shares of Series D Preferred Stock, (iii) 143,262 shares of Series F Preferred Stock, (iv) 212,820 shares of Series G Preferred Stock, (v) 188,116 shares of Series H Preferred Stock, and (vi) 179,457 shares of Series I Preferred Stock. Cygnus Capital, as the investment advisor to Cygnus Opportunity, may be deemed to beneficially own the securities of the Company directly owned by Cygnus Opportunity. Cygnus GP, as the general partner to Cygnus Opportunity, may be deemed to beneficially own the securities of the Company directly owned by Cygnus Opportunity. Cygnus Property GP, as the general partner and investment advisor to each of Cygnus IV and Cygnus V, may be deemed to beneficially own the securities of the Company directly owned by each of Cygnus IV and Cygnus V. Cygnus, as the managing member of each of Cygnus Capital, Cygnus GP, and Cygnus Property GP, may be deemed to beneficially own the securities of the Company directly owned by each of Cygnus Opportunity, Cygnus IV, and Cygnus V. Mr. Swann, as the President and Chief Executive Officer of Cygnus, may be deemed to beneficially own the securities of the Company directly owned by each of Cygnus Opportunity, Cygnus IV, and Cygnus V. In addition, as of the date hereof, Mr. Swann beneficially owns (i) 527,875 shares of Common Stock, including 284,125 shares of Common Stock beneficially owned directly by members of his immediate family, which includes 40,000 shares of Common Stock underlying certain American-style call options, having an exercise price of $5.00 and expire on March 19, 2021, (ii) 10,000 shares of Series F Preferred Stock, (iii) 28,500 shares of Series G Preferred Stock, including 11,000 shares of Series G Preferred Stock owned directly by members of his immediate family, (iv) 15,000 shares of Series H Preferred Stock, and (v) 2,500 shares of Series I Preferred Stock. As of the date hereof, none of Ms. Johnson or Messrs. Burns, Miller, or Newton beneficially own any securities of the Company.

Contacts

For Investors:

Saratoga Proxy Consulting

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile

Greg Marose / Charlotte Kiaie / Rachel Goun, 347-343-2999

cygnus@profileadvisors.com

Item 2: Also on January 25, 2021, Cygnus posted the following materials to www.RenovateAshford.com: